EXHIBIT 23.1
CONSENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
iCAD, Inc.
Nashua, New Hampshire
     We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 23, 2010 relating to the consolidated financial statements of iCAD, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.
We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP (formally known as BDO Seidman, LLP)

Boston, Massachusetts
October 1, 2010